Exhibit 99.2
For Further Information Contact:
Proxim Wireless
Brian Sereda
Chief Financial Officer
(408) 542-5303

PROXIM WIRELESS EXPLORING STRATEGIC ALTERNATIVES
FOR ITS HARMONIX DIVISION

Silicon Valley, CA, August 13, 2008 – Proxim Wireless Corporation (NASDAQ: PRXM), a leading provider of end-to-end broadband wireless systems that deliver the quadruple play, today announced that it has retained Heatherfield Group, Inc. to explore a variety of possible strategic alternatives for the Harmonix Division of its Terabeam Corporation subsidiary.  Proxim has received indications of interest from a number of interested parties.  At this time, Proxim has selected a favored bidder and is currently in the due diligence and negotiation stage with that bidder.  Proxim currently believes that a sale of the Harmonix Division potentially could be accomplished by September 26, 2008.

The two primary product lines of the Harmonix Division are millimeter wave systems, sub-systems, and components for military and non-military governmental and other customers and Gigalink® 60 GHz and 70-80 GHz radios.  Proxim believes the components business of the Harmonix Division is not core to Proxim’s primary business.  Proxim expects that any strategic transaction involving the Harmonix Division would include an ongoing relationship with Proxim for the continued supply and support of the Gigalink radios.

The alternatives being explored have included the acquisition of the Harmonix Division, an investment in the Harmonix Division, strategic relationships with the Harmonix Division, sale of some or all of the assets of the Harmonix Division, and a number of other possible alternatives.

There can be no assurance whatsoever that any transaction or other corporate action regarding the Harmonix Division will result from this exploration of alternatives.  Further, there can be no assurance whatsoever concerning the type, form, structure, nature, results, timing, or terms and conditions of any such potential action, even if such an action does result from this exploration.  There can be no assurance whatsoever whether a transaction with the current favored bidder will ultimately be completed or the terms or timing of any such transaction.  The company does not intend to make any additional comments regarding this matter unless and until a definitive transaction agreement has been reached, the exploration of alternatives has been terminated, or there are other definitive developments warranting further disclosure.

About Proxim Wireless
Proxim Wireless Corporation (NASDAQ: PRXM) is a leading provider of end-to-end broadband wireless systems that deliver the quadruple play of voice, video, data and mobility to all organizations today. Our systems enable a variety of wireless applications including security and surveillance, VoIP, last mile access, enterprise LAN connectivity and Point-to-Point backhaul. We have shipped more than 1.8 million wireless devices to more than 235,000 customers worldwide. Proxim is ISO-9001 certified. Information about Proxim can be found at www.proxim.com. For investor relations information, e-mail ir@proxim.com or call +1-408-383-7636.  Information about the Harmonix Division can be found at www.terabeam-hxi.com.

Safe Harbor Statement
Statements in this press release that are not statements of historical facts are forward-looking statements that involve risks, uncertainties, and assumptions.  Proxim Wireless’ actual results may differ materially from the results anticipated in these forward-looking statements.  The forward-looking statements involve risks and uncertainties that could contribute to such differences including those relating to and arising from our ability to identify desirable strategic alternatives for our Harmonix Division business, as well as our ability to execute such alternatives or the transactions associated with such alternatives; the level of interest of third parties in pursuing possible strategic transactions relating to our Harmonix Division business; our desire and ability (or lack thereof) to continue to explore possible strategic alternatives and opportunities relating to our Harmonix Division business; the desire and ability (or lack thereof) of us and any relevant third parties to reach mutually acceptable definitive documentation to effect a possible strategic transaction and, if that occurs, whether any conditions to closing would then be satisfied; the time and costs required to explore and investigate possible transactions and other corporate actions; management (including management of the Harmonix Division) and board interest in and distraction due to exploring and investigating possible transactions and other corporate actions; and reactions, either positive or negative, of investors, competitors, customers, employees, and others to our exploring possible strategic alternatives and opportunities relating to our Harmonix Division business and to any specific strategic alternative or opportunity selected by us.  Further information on these and other factors that could affect Proxim’s actual results is and will be included in filings made by Proxim from time to time with the Securities and Exchange Commission and in its other public statements.